UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34137	45-0485038
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of ActivIdentity Corporation (the “Company”) approved amendments to the compensation packages of Grant Evans, the Company’s Chief Executive Officer; Jacques Kerrest, the Company’s Chief Financial Officer and Chief Operating Officer; and John Boyer, the Company’s Senior Vice President, Engineering.

The Committee approved the following changes to Mr. Evans’ compensation package in the event that he is terminated within one year of a Change of Control (as such term is defined in his employment agreement): (i) an increase in his severance amount from 18 months to 24 months of base salary plus target bonus for that year; (ii)  an extension of the post termination time period for health coverage from 12 months to 24 months; (iii) an acceleration of the vesting schedule of all equity incentive awards then held by him; and (iv) an extension of the post termination exercise period for equity incentive awards to 24 months.

The Committee approved the following changes to Mr. Kerrest’s compensation package in the event that he is terminated within one year of a Change of Control (as such term is defined in his employment agreement): (i) an extension of the post termination time period for health coverage from 12 months to 18 months; (ii) an acceleration of the vesting schedule of all equity incentive awards then held by him; and (iii) an extension of the post termination exercise period for equity incentive awards to 18 months.

The Committee approved the following changes to Mr. Boyer’s compensation package in the event that he is terminated within one year of a change of control: (i) an increase in his severance amount to 11 months of base salary plus target bonus for that year; (ii) an extension of the post termination time period for health coverage to 9 months; (iii) an acceleration of the vesting schedule of all equity incentive awards then held by him; and (iv) an extension of the post termination exercise period for equity incentive awards to 9 months.

The Company intends to enter into amendments to the employment agreements of Messrs. Evans, Kerrest and Boyer consistent with the amended terms approved by the Committee.

In addition, on August 25, 2010, the Committee approved an award of 103,092 restricted stock units to be settled in shares of the Company’s common stock (the “RSUs”) to Mr. Kerrest.  The RSUs were granted under the Company’s 2004 Equity Incentive Plan (the “Plan”) and are subject to the terms and conditions of the Plan.  The RSUs will be subject to time based vesting.  Twenty-five percent of RSUs will vested on August 25, 2011 and 1/36th of the remaining RSUs will vest each month thereafter, subject to Mr. Kerrest’s continued status as a Service Provider (as defined in the Plan) on each such date.  In the event of a Change of Control (as defined in the Plan), 50% of the RSUs will immediately vest.  If Mr. Kerrest is terminated within 12 months of a change of control, all unvested RSUs will immediately vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation
(registrant)

Date: August 31, 2010	By:	/s/ Jacques D. Kerrest
Jacques D. Kerrest
Chief Financial Officer and Chief Operating Officer